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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.: 333-08181, 333-61011, 333-87041 and 333-58742) of
Maxtor Corporation of our report dated January 26, 2001, except for Note 8 which is as of March 26, 2001, relating to the consolidated financial statements and financial statement schedule of Maxtor Corporation, which is incorporated by reference in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


San Jose, California
August 27, 2001